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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
               THE SECURITIES AND EXCHANGE ACT OF 1934



               Date of the Report:  January 19, 1995
                                    ----------------
                   Commission file number 1-5805
                                          ------

                     CHEMICAL BANKING CORPORATION
         ----------------------------------------------------
        (Exact name of registrant as specified in its charter)



     Delaware                                          13-2624428
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(State or other jurisdiction                     (I.R.S. Employer
 of incorporation)                            Identification No.)



270 Park Avenue, New York, NY                               10017
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(Address of principal executive Offices)               (Zip Code)



Registrant's telephone number, including area code (212) 270-6000
                                                   --------------
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Item 5. Other Events
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1.Chemical Banking Corporation (the "Corporation") announced on
  January 17, 1995, that 1994 fourth quarter net income, before a previously-announced restructuring charge, was $331 million, or $1.24 per common share, compared with net income of $347 million, or $1.23 per common share, in the year-ago same period. Including the restructuring charge of $260 million ($152 million after-tax), reported net income in the fourth quarter of 1994 was $179 million, or $.63 per share.

  For the full year 1994, net income before the fourth quarter restructuring charge was $1.446 billion, or $5.25 per share, an increase of 11 percent from 1993 net income on a comparable basis of $1.305 billion, or $4.58 per share. Including the restructuring charge, 1994 net income was $1.294 billion, or $4.64 per share. Reported 1993 net income was $1.604 billion, or $5.77 per share, which included income tax benefits of $331 million and a $115 million merger-related charge ($67 million after-tax).

  A copy of the Corporation's Press Release announcing the results of operations for the 1994 Fourth quarter and full year is incorporated herein.



Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits
        ----------------------------------------------------------


The following exhibits are filed with this Report:


    Exhibit Number               Description
    --------------               -----------
       99                        Press Release - 1994 Fourth Quarter
                                                 Earnings.

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                              SIGNATURE



  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                      CHEMICAL BANKING CORPORATION
                                             (Registrant)



Dated January 19, 1995
      -----------------             by /s/Joseph L. Sclafani
                                       ---------------------------
                                          Joseph L. Sclafani
                                             Controller
                                    [Principal Accounting Officer]
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                            EXHIBIT INDEX




Exhibit Number      Description         Page at Which Located
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   99                Press Release                5